Exhibit Index

$120,000,000 Credit Facility Commitment Letter, dated November 3, 2006 from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc.

EXHIBIT 10.1

ADDITIONAL EXHIBITS

Credit Facility Commitment Letter